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EXHIBIT 10.16

                    FIRST AMENDMENT TO OFFICE BUILDING LEASE
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The undersigns, being Landlord and Tenant of that certain Office Building Lease dated May 4, 2001 (the "Original Lease"), for the premises commonly known as 1024 Serpentine Lane, Suite 114, Pleasanton, California (the "Premises"), do hereby agree to amend the provisions of the Original Lease by this "First Amendment", subject to the following terms and conditions:

The Original Lease and this First Amendment shall collectively be known as the "Lease".

Landlord and Tenant wish to terminate the Lease with respect to only approximately 3,991 square feet of area contained within the Premises, as outlined on the attached Exhibit "A" (the "Termination Space"), subject to all of the terms and conditions set forth in this First Amendment.

1. EFFECTIVE DATE. The Lease shall terminate as to the Termination Space only, effective September 30, 2001 (the "Effective Date"), provided: (i) Tenant has not defaulted under any terms or conditions of the Lease, and (ii) Tenant executes and delivers this First Amendment to Landlord on or before September 13, 2001. If Tenant fails to execute and deliver this First Amendment on or before September 13, 2001, Tenant shall be deemed to have waived Tenant's right to terminate pursuant to this First Amendment.

2. EFFECT OF TERMINATION. If the Lease is terminated as to the Termination Space pursuant to Paragraph 1 of this First Amendment, then commencing immediately on October 1, 2001, the Lease shall be amended as follows:

         a. PREMISES. Notwithstanding anything to the contrary contained in Article 2.1 of the Original Lease, the Premises shall mean that portion of the Building containing approximately 2,251 square feet of Rentable Area shown on Exhibit "B", located on the first floor of the Building and known as Suite 116 (the "Premises").

         b.       PARKING. Notwithstanding anything to the contrary contained in
                  Article 2.k of the Original Lease, Tenant's total non-exclusive parking spaces shall be seven (7).

         c. BASE RENT. Notwithstanding anything to the contrary contained in Article 2.a and 2.j of the Original Lease, commencing October 1, 2001, the monthly Base Rent shall be $3,606.00.

         d. BASE RENT INCREASES. Notwithstanding anything to the contrary contained in Article 2.j of the Original Lease, commencing June 1, 2002, the monthly Base Rent shall be $4,688.00. Commencing June 1, 2003 and continuing throughout the remainder of the Lease Term, the monthly Base Rent shall be $5,770.00.

         e. TENANT'S PROPORTIONATE SHARE. Notwithstanding anything to the contrary contained in Article 2.r of the Original Lease, Tenant's Proportionate Share shall be Twelve and one-half (12.5%) percent.

         f. SECURITY DEPOSIT. Notwithstanding anything to the contrary contained in Article 2.0 and Article 7 of the Original Lease, commencing January 1, 2002, Landlord shall retain and Tenant shall release, discharge and forever waive any claim to $10,000.00 of the original $16,000.00 Security Deposit; such that beginning on January 1, 2002 the Security Deposit on deposit with Landlord and required by this First Amendment shall be $6,000.00.

3. CONSIDERATION BY TENANT. Upon execution hereof Tenant shall pay to Landlord the sum of $22,000.00 as reimbursement for Landlord's expenses in re-letting of the Premises, including, but not limited to brokerage commissions and interior improvement costs.

4. CONTINGENCY. This First Amendment is subject to an executed lease for the Termination Space with Lumenis, Inc., on or before September 13, 2001.

All other terms, covenants, and conditions of said Lease shall remain in full force and effect.

APPROVED AND ACCEPTED THIS 12 DAY OF SEPTEMBER, 2001.

LANDLORD:

VALLEY PARK ASSOCIATES, LLC
a limited liability company


BY: /S/ TOM SIEWERT
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    Tom Siewert, Co-Managing Member

TENANT:

NEW WHEEL TECHNOLOGY, INC.,
a subsidiary of NEW VISUAL ENTERTAINMENT, INC., a Utah corporation


BY: /S/ RAY WILLENBERG
    -------------------------------------------
    Ray Willenberg, CEO